Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 (the “Report”), of the U.S. Monthly Income Fund for Puerto Rico Residents, Inc.

Carlos V. Ubiñas and José Grau, of U.S. Monthly Income Fund for Puerto Rico Residents, Inc., each certify that:

1.  This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
Principal Executive Officer

By:	/s/ José Grau
José Grau
Principal Financial Officer

Date:	September 3, 2026